Exhibit 10.1

MODIFICATION OF LOAN DOCUMENTS

THIS MODIFICATION OF LOAN DOCUMENTS (as amended, restated or replaced from time to time, this “Agreement”) is made as of the __ day of _____, 2016 by and between AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation (the “Borrower”), which has its chief executive office located at 150 Northwest Point Blvd., 3rd Floor, Elk Grove Village, Illinois 60007 and FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”), whose address is 1701 Golf Road, Suite 900, Rolling Meadows, Illinois 60008.

R E C I T A L S:

A.    Bank has heretofore made the following credit facilities available to Borrower (i) revolving loans in the aggregate maximum principal amount of up to Five Million and 00/100 Dollars ($5,000,000.00) (the “Revolving Loans”) and (ii) draw loans in the aggregate maximum principal amount of up to Thirty Million and 00/100 Dollars ($30,000,000.00) (the “Draw Loans”; together with the Revolving Loans, the “Loans”) pursuant to the terms and conditions of that certain Loan and Security Agreement dated as of March 9, 2015 by and between Borrower and Bank (as amended, restated or replaced from time to time, the “Original Loan Agreement”; together with this Agreement, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement).

B.    The Revolving Loans are evidenced by that certain Revolving Promissory Note dated as of March 9, 2015 in the maximum principal amount of the Revolving Loans made payable by Borrower to the order of Bank (as amended, restated or replaced from time to time, the “Original Revolving Note”; together with this Agreement, the “Revolving Note”).

C.    The Draw Loans are evidenced by that certain Draw Note dated as of March 9, 2015 in the maximum principal amount of the Draw Loans made payable by Borrower to the order of Bank (as amended, restated or replaced from time to time, the “Original Draw Note”; together with this Agreement, the “Draw Note”; hereinafter, the Original Revolving Note and the Original Draw Note are sometimes referred to as, the “Original Notes”; and the Revolving Note and the Draw Note are sometimes referred to as the “Notes”).

D.    The Original Notes are secured by, among other things, the following documents and instruments: (i) the Original Loan Agreement, (ii) that certain Pledge Agreement dated as of March 9, 2015 by Borrower to and for the benefit of Bank “Original Stock Pledge Agreement”; together with this Agreement, the “Stock Pledge Agreement”), (iii) that certain Collateral Assignment of Notes dated as of March 9, 2015 by Borrower to and for the benefit of Bank (the “Original Collateral Assignment”; together with this Agreement, the “Collateral Assignment”) and (iv) certain other loan documents (the Original Loan Agreement, the Original Notes, the Original Stock Pledge Agreement, the Original Collateral Assignment, and the other documents evidencing, securing the Original Loan, in their original form, are referred to collectively herein as the “Original Loan Documents”).

E.    Borrower and Bank desire to amend the Original Loan Documents in order to, among other things, (i) extend the Revolving Loan Maturity Date, (ii) extend the Draw Period Termination Date, (iii) allow for preferred stock redemptions and (iv) amend certain terms and conditions of the Original Loan Documents.

AGREEMENTS:

NOW, THEREFORE, in consideration of (i) the facts set forth hereinabove (which are hereby

Exhibit 10.1

incorporated into and made a part of this Agreement), (ii) the agreements by Bank to modify the Original Loan Documents, as provided herein, (iii) the covenants and agreements contained herein, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1    GLOBAL AMENDMENTS.

1.1    Reference Amendments. Each applicable party to each Loan Document hereby acknowledges and agrees that each reference in any Loan Document to: (i) the “Loan Agreement” is amended to mean the Loan Agreement as defined in Recital A to this Agreement, (ii) the “Revolving Note” is amended to mean the Revolving Note as defined in Recital B to this Agreement, (iii) the “Draw Note” is amended to mean the Draw Note as defined in Recital C to this Agreement, (iv) the “Notes” is amended to mean the Notes as defined in Recital C to this Agreement, (v) the “Stock Pledge Agreement” is amended to mean the Sock Pledge Agreement as defined in Recital D to this Agreement, (vi) the “Collateral Assignment” is amended to mean the Collateral Assignment as defined in Recital C to this Agreement, and (vii) the “Loan Documents” is amended to mean the Loan Agreement, the Notes, the Stock Pledge Agreement, the Collateral Assignment and the other documents evidencing, securing and guarantying the Loan, in their original form and as amended.

SECTION 2.    AMENDMENTS TO THE LOAN AGREEMENT

2.1    Definition Amendments. The following definitions in Section 1.1 of the Loan Agreement are hereby amended as follows:

(a)The definition of “Draw Period Termination Date” is hereby deleted in its entirety and replaced with the following:
““Draw Period Termination Date” means December 31, 2016, or such earlier date on which the Draw Credit Commitment is terminated in whole pursuant to Section 11.”

(b)The definition of “Revolving Loan Maturity Date” is hereby deleted in its entirety and replaced with the following:
““Revolving Loan Maturity Date” shall mean May 7, 2018, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.”

2.2    Definition Additions. The following definitions are added to Section 1.1 of the Loan Agreement in the applicable alphabetical order:

(a)“”Gateway Deferred Tax Asset Payment” means, so long as no Event of Default exists and is continuing prior to and after giving effect to any such payment, the payment of the net present value of certain deferred tax assets to the former shareholders of Gateway as a part of the Gateway Global Settlement.”
(b)“”Gateway Dividend Payment” means, so long as no Event of Default exists and is continuing prior to and after giving effect to any such payment, the payment of accumulated dividends to the former shareholders of Gateway as a part of the Gateway Global Settlement.”
(c)““Gateway Global Settlement” means, so long as no Event of Default exists and is continuing prior to and after giving effect to any part of the payments under the settlement, the payment of the settlement by Atlas to the former shareholders of Gateway as it relates to the acquisition of Gateway

Exhibit 10.1

in an aggregate amount of up to $4,000,0000 including, but not limited to, (i) the Gateway Redemption, (ii) the Gateway Deferred Tax Asset Payment and (iii) the Gateway Dividend Payment.
(d)““Gateway Preferred Shares” means the Capital Securities of Gateway in the form of preferred shares.”
(e)““Gateway Redemption” means, so long as no Event of Default exists and is continuing prior to or after giving effect to any such redemption, the redemption by Atlas of Gateway Preferred Shares from the former shareholders of Gateway as a part of the Gateway Global Settlement.”
(f)““Modification Effective Date” means the date when all conditions precedent to the Modification of Loan Documents have been satisfied ”
(g)““Modification of Loan Documents” means that certain Modification of Loan Documents dated as of May __, 2016, between Borrower and Bank.”
2.3    Amendments. Borrower and Bank hereby acknowledge and agree that the Loan Agreement is further amended by:
(a)The amendment of Section 9.3 by the addition of the following subsection (j) thereto:
“(j) Any Investment as a part of the Gateway Global Settlement.”

(b)The amendment of Section 9.6 by the addition of the following after the last sentence of such section:
“For the avoidance of doubt, nothing in this Section 9.6 prevents Borrower from making any distribution, dividend or other such payment to the former shareholders of Gateway pursuant to the Gateway Global Settlement.”

SECTION 3.    AMENDMENTS TO THE REVOLVING NOTE
3.1    Borrower and Bank hereby acknowledge and agree that the Revolving Note is hereby amended by:
(a)The deletion of so much of the first Paragraph:
“FOR VALUE RECEIVED, AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation ("Borrower"), promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (hereinafter, together with any holder hereof, the "Bank"), on or before May 7, 2016 (the "Revolving Loan Maturity Date"),”

And replacing it with :

“FOR VALUE RECEIVED, AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation ("Borrower"), promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (hereinafter, together with any holder hereof, the "Bank"), on or before May 7, 2018 (the "Revolving Loan Maturity Date")”

SECTION 4.    CONDITIONS PRECEDENT
4.1    Conditions to Effectiveness. As a condition precedent to this Modification of Loan Documents becoming effective, Borrower shall furnish the following to Bank, all of which must be strictly satisfactory to Bank and Bank’s counsel in form, substance and execution:
(a)Receipt by Bank of Borrower’s executed original counterpart (or electronic copies followed promptly by originals) of this Modification of Loan Documents in form and substance satisfactory to Bank;
(b)Searches. A report from the appropriate filing officers of each applicable state, indicating

Exhibit 10.1

that no judgment, tax or other liens, security interests, leases of personalty, financing statements or other en-cumbrances (other than Permitted Liens) are of record or on file encumbering any portion of the Collateral, and that there are no judgments, liens, tax liens, pending litigation or bankruptcy actions outstanding with respect to Borrower or any Operating Subsidiary; and
(c)Certificates of Good Standing. Good standing certificates in the state of incorporation of the Borrower and each of its Operating Subsidiaries and in each other state requested by the Bank each dated no earlier than thirty (30) days’ prior to the Modification Effective Date.
SECTION 5.    REPRESENTATIONS AND WARRANTIES; REAFFIRMATION
5.1    Representations and Warranties. Borrower represents and warrants to Bank that the representations and warranties set forth in Section 7 of the Loan Agreement, as amended, are true and correct on and as of the date hereof (except that to the extent that such representations and warranties in Sections 7.22 and 7.23 of the Loan Agreement specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date).
5.2    Reaffirmation of Borrower. Borrower hereby (a) agrees that this Agreement shall not limit or diminish its obligations under, or release it from any obligations under, the Loan Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Loan Agreement and each other Loan Document to which it is a party, and (c) agrees that the Loan Agreement (as modified hereby) and each other Loan Document (as modified hereby) remain in full force and effect and are hereby ratified and confirmed
SECTION 6.    MISCELLANEOUS
6.1    Inconsistencies. To the extent that any provision of the Loan Documents conflict or are inconsistent with any provision of the Original Loan Documents, the terms and provisions of the Loan Documents shall control.
6.2    Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Bank as follows:
(a)There is currently no Event of Default (as defined in the respective Loan Documents) under the Notes or any other Loan Document and Borrower does not know of any event or circumstance which with the giving of notice or passing of time, or both, would constitute an Event of Default under the Notes or any other Loan Document.
(b)The Loan Documents (as amended hereby) are in full force and effect and, following the execution and delivery of this Agreement, they continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity.
(c)There has been no material adverse change in the financial condition of Borrower or any other party whose financial statement has been delivered to Bank in connection with the Loans from the date of the most recent financial statement received by Bank.
(d)As of the date hereof, Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.
(e)Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
(f)As of the date of this Agreement, the Borrower is and, during the term of the Loan Documents

Exhibit 10.1

shall remain, in full compliance with all the applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, including but not limited to, conducting any activity or failing to conduct any activity, if such action or inaction constitutes a money laundering crime, including any money laundering crime prohibited under the Money Laundering Control Act, 18 U.S.C. 1956, 1957, or the Bank Secrecy Act, 31 U.S.C. 5311 et seq. and any amendments or successors thereto and any applicable regulations promulgated thereunder.
(g)The Borrower represents and warrants that: (a) neither it nor any of its owners, or any officer, director or employee, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (b) it is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and (c) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person,” or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
(h)The Borrower acknowledges that it understands and has been advised by its own legal counsel on the requirements of the applicable laws referred to above, including the Money Laundering Control Act, 18 U.S.C. 1956, 1957, the Bank Secrecy Act, 31 U.S.C. 5311 et seq., the applicable regulations promulgated thereunder, and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.
(i)Neither the Borrower nor any of its respective affiliates is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), as amended. Neither the Borrower nor any of its respective Affiliates is in violation of, nor will the use of the Loans violate, the Trading with the Enemy Act, as amended, or any executive orders, proclamations or regulations issued pursuant thereto, including, without limitation, regulations administered by the Office of Foreign Asset Control of the Department of the Treasury (31 C.F.R. Subtitle B, Chapter V).
6.3    No Waiver by Bank. Borrower acknowledges and agrees, that, except as expressly set forth herein, no failure by Bank to exercise, or delay by Bank in exercising, any right, power or privilege under the Loan Agreement or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under the Loan Documents preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided under the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided at law or in equity. No notice to or demand on Borrower in any case, in itself, shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Bank to any other or further action in any circumstances without notice or demand.
6.4    Release. In consideration of the agreements of the Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Bank and all respective affiliates and subsidiaries of the Bank, its respective officers, employees, agents, attorneys, principals, advisors, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Bank Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Loan Party Claims”) arising out of or related to the Loan Agreement, the other Loan Documents, or the transactions contemplated therein, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which Borrower ever had or now has against the Released Bank Parties which may have arisen at any time on or

Exhibit 10.1

prior to the date of this Agreement. Borrower covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Bank Parties any action or other proceeding based upon any of the Loan Party Claims which may have arisen at any time on or prior to the date of this Agreement. Borrower acknowledges and agrees that the Released Bank Parties have acted in good faith in negotiating and entering into this Agreement and that the provisions hereof are not in breach or violation of any duty or obligation, express or implied, of the Released Bank Parties to Borrower. The agreements of Borrower set forth in this Section 8.04 shall survive the termination or expiration of this Agreement and the termination of the Loan Documents and the repayment, satisfaction or discharge of the Loan.
6.5    Expenses. Borrower agrees to pay on demand all reasonable costs and expenses actually incurred in connection with the negotiation of the Agreement, including, but not limited to, the reasonable fees and expenses of counsel of Bank.
6.6    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Agreement a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.
6.7    APPLICABLE LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.
6.8    Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, and by facsimile transmission or other electronic means, which signatures shall be considered original executed counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Each party to this Agreement agrees that it will be bound by its own facsimile or other electronically transmitted signature and that it accepts the facsimile or other electronically transmitted signature of each other party
6.9    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
6.10    Final Agreement. THIS AGREEMENT REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE PARTIES HERETO.

IN WITNESS WHEREOF, this Agreement has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein.

Exhibit 10.1

BORROWER:

AMERICAN INSURANCE ACQUISITION INC., a Delaware corporation

By:    ________________________________
Name:
Title:

[Counterpart Signature Page to Modification of Loan Documents]

BANK:

FIFTH THIRD BANK,
an Ohio banking corporation

By:    ________________________________
Name:
Title: